                                                                    EXHIBIT 23.3

                        INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 3 to Registration Statement No. 333-50385 of Bristol Retail Solutions, Inc. on Form S-3 of our report dated March 27, 1998, appearing in the Annual Report on Form 10-KSB/A of Bristol Retail Solutions, Inc., for the year ended December 31, 1997, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Costa Mesa, California
August 13, 1998